UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 328-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 11, 2020, Talos Energy Inc. (the “Company”) completed its previously announced public offering of 8,250,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock” and such offering the “Equity Offering”), pursuant to an Underwriting Agreement (the “Underwriting Agreement”) between the Company and BMO Capital Markets Corp., as underwriter (“BMO”). Under the terms of the Underwriting Agreement, the Company has granted BMO a 30-day option to purchase up to 1,237,500 additional shares of Common Stock on the same terms.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and BMO, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Equity Offering was made pursuant to a prospectus supplement, dated December 8, 2020 (the “Prospectus Supplement”), and filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2020, and the base prospectus, dated June 12, 2019, filed as part of the Company’s shelf registration statement (File No. 333-231925) filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2019 and declared effective on June 12, 2019 (the “Registration Statement”). The Company included updated risk factors in the Prospectus Supplement. The revised risk factor disclosure is filed herewith as Exhibit 99.1 and incorporated by reference herein.

The Company expects to use the net proceeds from the Equity Offering to facilitate its general financing strategy and to repay a portion of the outstanding borrowings under the Company’s senior reserve-based revolving credit facility. Any remaining proceeds may be used for general corporate purposes.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Kirkland & Ellis LLP has issued an opinion, dated December 11, 2020, regarding certain legal matters with respect to the Equity Offering, a copy of which is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated December 8, 2020, between Talos Energy Inc. and BMO Capital Markets Corp.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in exhibit 5.1).

99.1	Updated Risk Factors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date: December 11, 2020	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary